Exhibit 99.1

Faraday Future Launches its “EAI + Crypto” Dual-Flywheel & Dual-Bridge Ecosystem Strategy as a Pioneer in AI mobility and Web3 integration, Unveiling the “C10 Index” and the First “C10 Treasury” Product Announced by a U.S.-Listed Company

●	Launches “C10 (Crypto 10) Treasury” product with professional allocation based on the “C10 Index” to accumulate and compound the world’s top 10 crypto assets (excluding stablecoins), aiming to become the No.1 treasury for this asset portfolio.

●	C10 Treasury adopts an 80% passive + 20% active portfolio allocation model to provide potentially sustainable returns that can fund product innovation, potential stock buybacks, and further asset growth.

●	FF plans to use dedicated financing exclusively for the purchase of crypto assets. First phase of the new strategy targets up to $500M–$1B (first tranche of $30M to be initiated as early as next week) in crypto coin purchases, subject to securing necessary funding; from the mid- to long-term view, we hope that it could reach tens of billions in size.

●	Today FF is announcing the C10 Index (https://www.c10index.com/), C10 Treasury, Crypto + EAI Eco Application, and planning to launch the C10 ETF.

●	California State Treasurer Fiona Ma gave a speech via video, expressing her endorsement of the Company’s new strategy.

●	A wholly owned subsidiary of FF, named FFAI Crypto Treasury and Bridging Holdings Inc., is being established for the crypto business; also exploring creating an ETF product.

●	Crypto Strategy is designed to help drive FF’s leap-forward growth, aiming to become the Vanguard in the age of Crypto, combining real-world mobility innovation with high-growth potential from crypto.

●	The strategy upgrade delivers on FF’s “Stockholders First” promise, aiming to maximize value for stockholders.

Pebble Beach, CA (August 16, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, announced that it has officially launched its transformative “EAI + Crypto” Dual-Flywheel & Dual-Bridge Ecosystem Strategy — marking the beginning of a new chapter in AI mobility and Web3 integration.

This bold strategic initiative, which was revealed on August 16 at an event in Pebble Beach, integrates Embodied AI (EAI) with the explosive growth of the crypto asset economy to create a two-way, independently operating circular growth engine between Web2 and Web3, positioning FF at the forefront of the next era in global industrial and financial evolution.

EAI + Crypto Dual Flywheel: A New Growth Paradigm

Faraday Future believes that AI represents the next great leap in productivity, while Crypto and Web3 signify a revolution in the relations of production. Together, these forces offer a potential once-in-decades opportunity for transformation — a meta-chemistry that FF aims to drive through its newly launched strategy.

“The next decade could be a super long bull cycle for the crypto market,” said Ian Calderon, FF Co-Creation Officer and Founding Board Member of the California Blockchain Working Group. “FF is building a dual-engine circular growth system — combining the long-cycle, high-value EAI EV ecosystem with the short-cycle, high-velocity Crypto ecosystem. These two flywheels will empower each other, redefining what’s possible in mobility and financial innovation.”

“Today’s launch is a powerful example of our state’s pioneering spirit, bringing together intelligent electric vehicles, blockchain, and the worlds of Web 2 and Web 3, along with industry, capital and technology,” said Fiona Ma, California State Treasurer. “This model has the potential to boost our economy, create high quality jobs, attract top tier investment, and advance sustainable development worldwide.”

Building the Bridge Between Web2 and Web3

FF’s Dual-Bridge Strategy positions the Company as one of the first U.S.-listed public companies directly connecting real-world business operations with on-chain assets. Plans are underway to launch the EAI Vehicle Chain, enabling tokenized vehicle sales, crypto-based deposits, and Web3-native user engagement — while leveraging blockchain technology to create a decentralized and transparent mobility economy.

“The Dual-Flywheel & Dual-Bridge Strategy reflects our deep insights into the future of the global economy,” said YT Jia, Founder & Co-CEO of Faraday Future. “FF is not just transitioning into a Web3 era — we are architecting it. This is how we deliver value creation for our stockholders.”

Introducing the C10 Index and C10 Treasury: A New Crypto Infrastructure for Capital Markets

FF also officially announced the C10 Index, a market-cap-weighted basket of the world’s top 10 crypto assets (excluding stablecoins), calculated from midnight Pacific Time on August 16, 2025, with a base value of 1,000. The Index will be tracked in real-time on FF.com and the FF App.

Accompanying the Index, the FFAI C10 Treasury is being launched — targeting $500M to $1B in initial crypto asset purchases, subject to securing necessary funding, with an initial $30M purchase. Assets will be allocated using an 80% passive, 20% active strategy. The treasury is designed to provide sustainable returns, with staking yields estimated at 3%–5%, which can fund product innovation, potential stock buybacks, and further asset growth.

FF is also exploring creating an ETF product based on the C10 Index.

Crypto Flywheel to Reshape Faraday Future’s Financial Structure

The Crypto Flywheel strategy, which the Company intends to operate through a wholly owned and independently managed subsidiary, FFAI Crypto Treasury and Bridging Holdings Inc., is designed to enhance FF’s income statement, balance sheet, and cash flow. With on-chain assets serving as both reserves and flexible capital, the strategy enables FF to generate stable staking yields, potentially reducing reliance on high-cost financing, and improve net asset value and structure.

Structure Ensures Risk Isolation and Transparency

FF’s crypto and EV businesses are planned to be operated under separate legal and financial structures to promote risk isolation, operational independence, and asset transparency. Digital assets will be held by third-party custodians and will be fully verifiable on-chain. The structure is designed to allow strategic synergies without direct cross-subsidization — while reinforcing each other.

With this launch, Faraday Future offers investors access to potential dual benefits from the AI mobility and crypto asset markets. This revolutionary move supports the Company’s long-standing commitment to maximize stockholder value in a future-forward and sustainable manner.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding investments in crypto currency, the Dual-flywheel, Dual-bridge Eco Strategy, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: possible legal challenges to the executive order allowing for 401(k) investments in crypto currencies; the Company’s ability to successfully execute on a new Crypto-based strategy; the Company’s ability to raise funds to support a new Crypto-based strategy; the inherent volatility and regulatory uncertainty associated with cryptocurrency investments; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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